Registration No. 333-_____
As filed with the Securities and Exchange Commission on July 25,
2000
===========================================================

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                     -----------------------
                             FORM S-4
                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933
                       PEOPLES FIRST, INC.
        (Exact name of registrant as specified in charter)

  Pennsylvania                6021                23-3028825
(State or other        (Primary Standard       (I.R.S. Employer
  Jurisdiction             Industrial           Identification
incorporation or         Classification             Number)
  organization)             Code No.)

                      24 SOUTH THIRD STREET
                   OXFORD, PENNSYLVANIA 19363
                          (610) 932-9294
                (Address, including zip code, and
              telephone number, including area code,
           of registrant's principal executive offices)

                GEORGE C. MASON, CHAIRMAN AND CEO
                       PEOPLES FIRST, INC.
                      24 SOUTH THIRD STREET
                   OXFORD, PENNSYLVANIA 19363
                         (610) 932-9294
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           copies to:
                    DAVID W. SWARTZ, ESQUIRE
                       STEVENS & LEE, P.C.
                      111 North Sixth Street
                   Reading, Pennsylvania 19603
                          (610) 478-2000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
     As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ] 333-30640

     If this form is a post-effective amendment filed pursuant
to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.[   ]

                 CALCULATION OF REGISTRATION FEE
________________________________________________________________

                               Proposed     Proposed    Amount
Title of Each                  Maximum      Maximum     of
Class of                       Offering     Aggregate   Regis-
Securities To    Amount to Be  Price        Offering    tration
Be Registered    Registered(1) Per Unit     Price       Fee(2)
_______________________________________________________________

Common Stock                   Not          Not
$1.00 par value     56,918     Applicable   Applicable  $196.09
_______________________________________________________________

(1) Based on the number of shares of the Registrant's common stock to be issued in connection with the formation of the Registrant as a holding company for The Peoples Bank of Oxford (the "Bank") as a result of the merger of a wholly-owned subsidiary of the Registrant with and into the Bank.

(2) Estimated solely for the purpose of calculating the registration fee, and calculated in accordance with Rule 457(f)(2), based on the book value of the common stock of the Bank of $13.05 per share as of June 30, 2000.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") by Peoples First, Inc. (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-4 (File No. 333-30640), including each of the documents incorporated by reference therein, which relates, among other things, to the offering of up to 2,996,290 shares of common stock of the Company and was filed with the Commission on February 17, 2000 and declared effective on April 7, 2000.

Item 16.  Exhibits

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.   Description

     5.1      Opinion of Stevens & Lee, P.C.

    24.1      Powers of Attorney (included on the
              signature page)

================================================================

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxford, Pennsylvania on June 20, 2000.

                              PEOPLES FIRST, INC.

Date:  June 20, 2000          By:  /s/  George C. Mason
                                 George C. Mason,
                                 Chief Executive Officer
                                 (Duly Authorized
                                 Representative)

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George C. Mason, Hugh G. Garchinsky and David W. Swartz, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                       Date

/s/ George C. Mason      Chairman of the Board     June 20, 2000
George C. Mason          Chief Executive Officer
                         and Director (Principal
                         Executive Officer)

/s/ Susan H. Reeves      Senior Vice President     June 20, 2000
Susan H. Reeves          President (Princi-
                         pal Financial and
                         Accounting Officer)

/s/ Carl R. Fretz        Vice Chairman,            June 20, 2000
Carl R. Fretz            Corporate Secretary and
                         Director

/s/ Hugh J. Garchinsky   President and Director    June 20, 2000
Hugh J. Garchinsky

/s/ Ben S. Beiler        Director                  June 20, 2000
Ben S. Beiler

/s/Arthur A. Bernardon   Director                  June 20, 2000
Arthur A. Bernardon

/s/ Clyde L. Cameron     Director                  June 20, 2000
Clyde L. Cameron

/s/                      Director                  June 20, 2000
Ross B. Cameron

/s/ Emidio Frezzo, Jr.   Director                  June 20, 2000
Emidio Frezzo, Jr.



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